SECOND AMENDATORY AGREEMENT
TO SUPPLEMENTAL AGREEMENT NO. VII

THIS SECOND AMENDATORY AGREEMENT (this “Amendment”) is entered into this 30th day of December, 2008, by and between WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation (the “Association”), and the CITY AND COUNTY OF DENVER, a municipal corporation of the State of Colorado (the “City”).

W I T N E S S E T H:

WHEREAS, the Association and the City entered into that certain Supplemental Agreement No. VII to Agreement between Winter Park Recreational Association and the City and County of Denver, dated October 4, 2002, as amended by that certain First Amendatory Agreement to Supplemental Agreement No. VII, dated December 20, 2005 (together, the “Supplemental Agreement”); and

WHEREAS, the parties now desire to amend the Supplemental Agreement to clarify certain terms.

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties hereto agree as follows:

1. Residence Requirements for Citizen Directors. Subsections 4.a.iii.2), 4.a.iv.2) and 4.a.v.2) are hereby amended to read as follows: “2) be a resident of the City of Denver or have his or her principal place of business in the City of Denver.”

2. Right to Grant Easements. Section 7.a. of the Supplemental Agreement is hereby amended in its entirety to read as follows:

“a. Sell, transfer, exchange or lease the Leased Assets, except with the approval of the Mayor and City Council, provided, however, that this restriction shall not apply to (i) property that is subject to conveyance (including, without limitation, transfers of title, granting of easements and the issuances of licenses) pursuant to the Option Agreement or the Lease or (ii) non-exclusive utility easements, rights-of-way and licenses over, across, through and under its property for utility facilities that benefit the Winter Park Resort.”

3. Termination. The phrase “all contract rights and choices in action” in Section 8.b. of the Supplemental Agreement is hereby revised to read “all contract rights and choses in action.”

4. Inspection of Records. Section 10 of the Supplemental Agreement is hereby amended to revise the first sentence and add a new second sentence to read as follows (with the rest of section 10 to remain unchanged as in the original):

“10. Inspection of Records. Other than records (but not including minute books) for the period prior to December 23, 2002, which may be stored at Winter Park Resort and at the offsite records storage facility for Winter Park Resort, the Association shall maintain its books and records in the City and County of Denver at a place known at all times to the City. Files maintained electronically and accessible in the City and County of Denver shall be deemed to be located in the City and County of Denver.”

5. Notices. The first sentence of Section 12 of the Supplemental Agreement is hereby amended to read as follows (with the rest of section 12 to remain unchanged as in the original):

“12. Notices. The Association agrees to give prompt notice to the City of any and all notices of any kind or nature (except such notices related to the sale of Developable Land as specified under sections 4.2, 4.4, 5.1, 5.2, and 6.2 and as said notices are defined in Article I of the Option Agreement) that the Association receives from or delivers to Intrawest pursuant to the terms of the Lease and Option Agreement and any related agreements, in whatever manner and to whatever persons as the City may identify to the Association from time to time.”

6. Insurance. The second sentence of Section 16 of the Supplemental Agreement is hereby amended to read as follows (with the rest of section 16 to remain unchanged as in the original):

“It is further agreed that the Association and the Risk Management Division shall reevaluate the reasonableness of the amounts and types of insurance held by the Association and by the tenant under the Lease on behalf of the Association every three (3) years, and if such amounts or types of insurance have become inadequate, they shall agree to such additional insurance or policy amounts or coverage as necessary, subject to commercial availability and consistent with the need to protect the City and the Association.”

7. Defined Terms. Any capitalized terms contained in this Amendment that are not defined herein shall have the meaning ascribed to them in the Supplemental Agreement.

8. No Further Changes. Except as herein amendment, the Supplemental Agreement is affirmed and ratified in each and every particular and shall remain in full force and effect.

9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATTEST:		CITY AND COUNTY OF DENVER:
By:	/s/ Stephanie Y. O’Malley	By:	/s/ Illegible
	STPHANIE Y. O’MALLEY Clerk and Recorder and Ex-officio City Clerk		Mayor

APPROVED AS TO FORM:		RECOMMENDED AND APPROVED:

DAVID R. FINE, Attorney for the City and County of Denver
By:	/s/ Illegible	By:	/s/ Illegible
	Assistant City Attorney		Manager of Parks and Recreation

REGISTERED AND COUNTERSIGNED:
By:	/s/ Illegible
Manager of Finance

By:	/s/ Illegible
Auditor

Contract Control No. RC2Y008(2)

“CITY”

WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit association Taxpayer (IRS) ID. No. 84-0406822
By:	/s/ Illegible
President

“ASSOCIATION”